Consent of Independent Accountants


  We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-50927) of our report dated February 2, 1999, relating to the financial statements of Chyron Corporation, appearing on page 21 of this Annual Report on Form 10-K dated March 30, 1999.




  /s/PricewaterhouseCoopers LLP
  PricewaterhouseCoopers LLP
  New York, New York
  March 30, 1999